                                                                      EXHIBIT 15

November 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 1, 2004 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three and nine month periods ended September 30, 2004 and September 30, 2003 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September
30, 2004 is incorporated by reference in its Registration Statements on Forms
S-8 (Nos. 333-37024, 333-49083, 333-49507, 333-49509, 333-49511, 333-49513,
333-49515, 333-49517, 333-49703 and 333-49705).

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia